Exhibit 99.1

PRELIMINARY PROXY

LEGATO MERGER CORP.

777 Third Ave, 37th Floor

New York, NY 10017

(212) 319-7676

SPECIAL MEETING

YOUR VOTE IS IMPORTANT

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING TO BE HELD ON

[•], 2021

The undersigned, revoking any previous proxies relating to these shares with respect to the proposals herein, hereby acknowledges receipt of the proxy statement/prospectus dated [•], 2021, in connection with the special meeting of stockholders of Legato Merger Corp. (“Legato”) to be held at [•] a.m. EST on [•], 2021, which will be a virtual meeting held online at https://                 for the sole purpose of considering and voting upon the following proposals, and hereby appoints David D. Sgro and Eric S. Rosenfeld, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of Legato registered in the name provided, which the undersigned is entitled to vote at the special meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

THE LEGATO BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL (PROPOSAL 1) AND “FOR” THE ADJOURNMENT PROPOSAL (PROPOSAL 2).

THE APPROVAL OF THE MERGER PROPOSAL IS A CONDITION TO THE CONSUMMATION OF THE MERGER.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY AS SOON AS POSSIBLE.

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to be held on [•], 2021.

This notice of special meeting of stockholders and the accompanying proxy statement/prospectus are available at: [WEBSITE].

PROXY

1.	The Merger Proposal – to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of May 24, 2021 (“Merger Agreement”), by and among Legato, Algoma Steel Group Inc. (“Algoma”), and Algoma Merger Sub, Inc. (“Merger Sub”), and the transactions contemplated therein, pursuant to which Merger Sub will merge with and into Legato, with Legato surviving the merger as a wholly owned subsidiary of Algoma (the “Merger”).	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Adjournment Proposal—to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if determined by the parties to the Merger Agreement in accordance with the Merger Agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF A SIGNED AND DATED PROXY IS RETURNED BUT NO DIRECTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” ALL PROPOSALS.

Dated: _________________________ 2021

Stockholder’s Signature

Stockholder’s Signature

Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.